UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: November 10, 2008

CHINA AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(646) 512-5662
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Effective on November 10, 2008, Richard Wm. Talley, Joseph J. Levinson, Jiaqi Wang and Hui Shao resigned from their positions as members of the Registrant’s Board of Directors.  Juan Yue Han, the remaining member of the Board, then appointed to fill the vacancies:  Jun Min, John O’Shea, Howard David Sterling and Dr. Guozhu Xu.  Information regarding the five members of our Board of Directors follows:

Juan Yue Han.  In 2000, after securing the approval of the Hebei Provincial Government, Mr. Yue established the Hebei Aoxing Pharmaceutical Group Company, the operating subsidiary of the Registrant.  Since 2000, Mr. Yue has been employed as the President and General Manager of Hebei Aoxing.  Prior to organizing Hebei Aoxing, Mr. Yue was engaged in senior management of a number of private enterprises, including a carpet factory, a precast metal factory, the Hebei Brewery Plant, and China Aoxing Food & Brewery Co. Ltd.  As a result of his entrepreneurial activities, Mr. Yue was named “Leader in the Science & Technology Development Project of the Communist Youth League” and “Youth Entrepreneur of Hebei Province.”  Mr. Yue has also served as the Vice President of the Pharmaceutical Association of Shijiazhuang City, and the Vice President of the Non-Governmental Entrepreneur Association of Hebei Province.

Jun Min was one of the founders of American Oriental Bioengineering Company (NYSE: AOB), which is the largest shareholder of the Registrant.  Mr. Min has served as Vice President and a member of Board of Directors of AOB since 2002.  Mr. Min has over 20 years of experience in operations management, and has an extensive knowledge of the consumer and pharmaceutical products industries in China.  Specifically, from 1993 to 2002 Mr. Min was employed in the management of Harbin Three-Happiness Bioengineering, Co. Ltd.  Previously, from 1987 to 1992, Mr. Min worked as Senior Executive Officer of the Price Checking Bureau of Heilongjiang Province.  Mr. Min earned a Bachelor’s Degree with a concentration in business management from the Harbin Broadcast & Television University in 1986, and an Executive MBA Degree from Preston University in 2005.  Mr. Min is 49 years old.

John O'Shea has served, since 1987, as Chairman and Chief Executive Officer of Westminster Securities Corporation, based in the United States.  He also currently serves as President of Westminster Asia Pacific Hong Kong Limited.  Mr. O’Shea is a member of the New York Stock Exchange, the New York Board of Trade and the Securities Traders Association. He also holds a membership with the American Council on Renewable Energy. Mr. O’Shea is a member of the boards of directors of Bluerock Energy Holdings Inc., Allgreem Energy PTE Ltd., and Daylight Technology, which are private companies in the energy industry.  Mr. O'Shea is a frequent public speaker on topics that include the benefits of investing in small cap and emerging growth companies in the US and abroad, the impact of changing US regulations on such companies, and reverse mergers and PIPES. Mr. O’Shea has testified before the Securities and Exchange Commission and the United States Congress regarding the impact of Sarbanes-Oxley regulation on US companies, and has spoken at the Great Hall of the People in China regarding coal technology.   Mr. O’Shea was awarded Bachelor of Arts and Master of Arts degrees in Economics by the University of Cincinnati.  Mr. O’Shea is 52 years old.

Howard David Sterling is currently self-employed as a strategic consultant.  From 2006 until April of this year, Mr. Sterling was employed as Managing Director of National Securities Corporation, specializing in the healthcare industry.  From 2005 to 2006 Mr. Sterling was employed in a similar position by Carter Securities.  From 2003 until 2005 Mr. Sterling was employed as Managing Director of the Laurus Funds, where he arranged in excess of $50 million in financings for emerging growth companies. From 1995 to 2003 Mr. Sterling was associated with Sands Brothers/ Laidlaw, where he served as head of investment banking and COO of the $175 million Sands Brothers Venture Capital Fund. From 1991 to 1994, Mr. Sterling was associated with Oscar Gruss & Son in Israel, where he focused on Israeli technology and biotechnology IPOs as well as the firm’s venture capital fund.  Mr. Sterling was the founder and senior partner of Rifkind & Sterling, a Beverly Hills legal firm specializing in securities law, primarily representing technology and biotechnology companies. He received a B.S. from Columbia University in Economics with honors in 1962 and an LLB, magna cum laude, from Harvard Law School in 1965.  Mr. Sterling is 67 years old.

Dr. Guozhu Xu has, since 1990, been employed as Director of the China National Drug Dependence Institute at Beijing University, with responsibility for clinical management.  Until recently, Dr. Xu served as a Committee Member of the Center for Drug Evaluation at the China State Food and Drug Administration (“SFDA”).  In that role, Dr Xu was the primary investigator for over seventy clinical programs in pain management, representing over 80% of new pain management drugs approved by the SFDA.  Dr. Xu is an associate director of China Drug Abuse Prevention magazine and has published over 100 articles regarding drug research and development.  Dr Xu received his medical degree from Beijing Medical University in 1970.  Dr. Xu is 62 years old.

Chief Financial Officer

On November 10, 2008 Juan Yue Han, our Chief Executive Officer, resigned from his position as Chief Financial Officer.  The Board appointed Hao Hongyue to serve as Acting Chief Financial Officer.  Information concerning Ms. Hao follows.

Hao Hongyue has been employed since 2000 by the Hebei Aoxing Pharmaceutical Group Company, which is the operating subsidiary of China Aoxing Pharmaceutical Company.  Ms. Hao was initially employed as Controller, and was appointed Vice President - Finance in 2007.  Prior to joining Hebei Aoxing, Ms. Hao was employed for four years as Financial Manager of the China Aoxing Food and Brewery Company, and for three years as an accountant with the Hebei Brewery Company.  In 2007 Ms. Hao earned a Bachelor’s Degree with a concentration in accounting at the China Science and

Technology Training Institute.  Ms. Hao is 37 years old.  She is the niece of the spouse of Juan Yue Han, our Chairman.

Compensation Arrangement

The Registrant has an oral employment agreement with Hao Hongyue, its newly-appointed Acting Chief Financial Officer.  The Registrant will pay Ms. Hao an annual salary of 200,000 Renminbi (currently $29,325).  The Registrant has also agreed to issue 100,000 shares of its common stock to Ms. Hao in compensation for her services through December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated:  November 17, 2008

By:/s/ _Juan Yue Han

       Juan Yue Han, Chief Executive Officer